UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 11, 2004

Track Data Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24634 (Commission File Number)	22-3181095 (IRS Employer Identification No.)

95 Rockwell Place, Brooklyn, New York (Address of principal executive offices)	11217 (Zip Code)

Registrant's telephone number, including area code 718-522-0222

Item 9. Regulation FD Disclosure

    On March 11, 2004, Track Data Corporation issued a press release announcing its earnings release for the fourth quarter and year 2003. A copy of this press release is attached as Exhibit 99.1.

    This information, furnished under Item 9, Regulation FD Disclosure, is also intended to be furnished under Item 12, Results of Operations and Financial Condition, in accordance with SEC Release No. 33-8216.

    This information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposed of Section 18 of the Securities Act of 1934, nor shall it be deemed imcorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

SIGNATURES

    Pursuant to the requirements of theSecurities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRACK DATA CORPORATION

Date: March 11, 2004	By:	/s/
Martin Kaye
COO, CFO